1998-C2
Daiwa Real Estate Finance Corp.


                        MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "Agreement"), is between Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Company"), and Daiwa Real Estate Finance Corp., a Delaware corporation (the "Mortgage Loan Seller"). The Mortgage Loan Seller agrees to sell, and the Company agrees to purchase, the mortgage loans (the "Mortgage Loans") described in, and set forth in, the Mortgage Loan Schedule attached as Exhibit A to this Agreement (the "Mortgage Loan Schedule"). The Company intends to deposit the Mortgage Loans and other assets into a trust (the "Trust") and cause the creation of a series of certificates to be known as Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates"), evidencing beneficial ownership interests in the Mortgage Loans and other assets (including, without limitation, other mortgage loans), under a Pooling and Servicing Agreement, to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), among the Company, as depositor, First Union National Bank, as master servicer (the "Servicer"), CRIIMI MAE Services Limited Partnership, as special servicer (the "Special Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Pooling and Servicing Agreement without giving effect to any amendment thereto unless the Mortgage Loan Seller has given its consent to such amendment in writing and signed by a duly authorized officer of the Mortgage Loan Seller.

     1. Purchase Price; Purchase and Sale. The purchase price (the "Purchase Price") for the Mortgage Loans shall consist of a cash amount equal to (i) 100% of the outstanding principal balance of the Mortgage Loans as of the Cut-Off Date plus (ii) interest accrued on the Mortgage Loans at the related Mortgage Rate up to but excluding the Closing Date. The Purchase Price amount shall be payable by the Company to the Mortgage Loan Seller on March 27, 1998 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date") in immediately available funds. The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, at 10:00 a.m. (New York time), on the Closing Date.

     On the Closing Date, the Mortgage Loan Seller shall sell, transfer, assign, set over and convey to the Company, without recourse, and the Company shall purchase, all the right, title and interest of the Mortgage Loan Seller in and to the Mortgage Loans, including all interest and principal due on or with respect to the Mortgage Loans after the Cut-Off Date, together with all of the Mortgage Loan Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies. All scheduled payments of interest and principal due before the Cut-Off Date but collected on or after the Cut-Off Date, and recoveries of interest and principal collected before the Cut-Off Date, shall belong to, and be promptly remitted to the Mortgage Loan Seller. The Company hereby directs the Mortgage Loan Seller, and the Mortgage Loan Seller hereby agrees, to deliver to each of the Trustee, the Master Servicer and the Special Servicer all documents, instruments and agreements required to be delivered by the Company to the Trustee, the Master Servicer and the Special Servicer under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such
Section 2.01 and such other documents, instruments and agreements as the Company or the Trustee, the Master Servicer and the Special Servicer shall reasonably request. The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans.

     2. Representations and Warranties. (a) The Mortgage Loan Seller hereby represents and warrants to the Company as of the date hereof and as of Closing Date that:

     (i) The Mortgage Loan Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the necessary corporate power and authority to own its assets and conduct its business as now being conducted, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the value of the Mortgage Loans and the ability of the Mortgage Loan Seller to perform its obligations hereunder, and the Mortgage Loan Seller has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the necessary corporate power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

     (ii) This Agreement has been duly authorized, executed and delivered by the Mortgage Loan Seller and assuming the due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the


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


     enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), or by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

     (iii) The execution and delivery of this Agreement by the Mortgage Loan Seller and the performance of its obligations hereunder (1) will not conflict with any provision of any law or regulation to which the Mortgage Loan Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Mortgage Loan Seller's organizational documents or any agreement or instrument to which the Mortgage Loan Seller is a party or by which it is bound, or any order or decree applicable to the Mortgage Loan Seller, or result in the creation or imposition of any lien on any of the Mortgage Loan Seller's assets or property, in each case which would materially and adversely affect the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement; and (2) does not require the consent of any third party or such consent has been obtained.

     (iv) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller in any court or by or before any other governmental agency or instrumentality which, in the Mortgage Loan Seller's good faith and reasonable judgment, would materially and adversely affect the validity of the Mortgage Loans or the ability of the Mortgage Loan Seller to enter into, or which would be likely to impair materially and adversely the ability of the Mortgage Loan Seller to carry out the transactions contemplated by, this Agreement;

     (v) The Mortgage Loan Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Mortgage Loan Seller's good faith and reasonable judgment, would materially and adversely affect the condition (financial or other) or operations


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

     of the Mortgage Loan Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

     (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Mortgage Loan Seller of or compliance by the Mortgage Loan Seller with this Agreement or the consummation of the transactions contemplated by this Agreement, other than those which have been obtained by the Mortgage Loan Seller;

     (vii) The transfer, assignment and conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Company is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

     (viii) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Mortgage Loan Seller will report the transfer of the Mortgage Loans to the Company as a sale of the Mortgage Loans to the Company. The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans to the Company will constitute reasonably equivalent value and fair consideration for the Mortgage Loans. The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Company. The Mortgage Loan Seller is not selling the Mortgage Loans to the Company with any intent to hinder, delay or defraud any of the creditors of the Mortgage Loan Seller.

     (b) The Mortgage Loan Seller hereby makes the representations and warranties contained Schedule I, Schedule II and Schedule III with respect to each Mortgage Loan as of the date specified therein or, if no such date is specified, as of the Closing Date.

     3. Notice of Breach; Cure and Repurchase.

     (a) Pursuant to the Pooling and Servicing Agreement, the Mortgage Loan Seller and the Company shall be given notice of any Breach or Document Defect that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein.

     (b) Upon notice pursuant to Section 3(a) herein, the Mortgage Loan Seller shall, not later than 90 days from the Mortgage Loan Seller's receipt of notice of such Breach or


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


Document Defect (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (a "Qualified Mortgage"), not later than 90 days of any party to this Agreement or to the Pooling and Servicing Agreement discovering such Document Defect or Breach), if such Breach or Document Defect shall materially and adversely affect the value of such Mortgage Loan or the interests of the holders of the Certificates therein, cure such Document Defect or Breach, as the case may be, in all material respects or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within the periods hereinafter set forth, repurchase the affected Mortgage Loan at the applicable Repurchase Price (as defined below); provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to any Mortgage Loan not being treated as a Qualified Mortgage, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, the Mortgage Loan Seller shall (A) with respect to any Breach, have an additional 90-day period to complete such cure (or failing such cure, to complete such repurchase) and (B) with respect to any Document Defect, have additional 90-day periods up to but not exceeding the second anniversary of the Closing Date to complete such cure (or failing such cure, to complete such repurchase); provided, further, that with respect to each additional 90-day period, the Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period or additional 90-day period, as applicable, and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Document Defect or Breach will be cured within such additional 90-day period. If the affected Mortgage Loan is to be repurchased, Mortgage Loan Seller shall remit the Repurchase Price in immediately available funds to the Trustee. The delivery of a binding commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

     The "Repurchase Price" with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term "Purchase Price" in the Pooling and Servicing Agreement without giving effect to any amendment thereto unless the Mortgage Loan Seller has given its consent to such amendment in writing and signed by a duly authorized officer of the Mortgage Loan Seller.

     (c) Upon any repurchase of a Mortgage Loan contemplated by Section 3(b) above, the Trustee, the Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Mortgage Loan Seller.

     (d) This Section 3 of this Agreement provides the sole and exclusive remedy available to the Company, the Trustee, the Certificateholders, or the Trustee on behalf of the Certificateholders or any other party, respecting any Document Defect or any Breach.

     (e) Subject to the terms of this Agreement, the Mortgage Loan Seller hereby acknowledges the assignment by the Company to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of the representations and warranties contained herein and of the obligation of the Mortgage Loan Seller to repurchase a Mortgage Loan pursuant to this Section. The Trustee or its designee may enforce such obligations as provided in Section 8 hereof.

     4. Representations, Warranties and Agreements of Company.

     The Company hereby represents and warrants to the Mortgage Loan Seller, as of the date hereof (or such other date as is specified in the related representation or warranty), as follows:

     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Company to perform its obligations hereunder, and the Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;


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


     (ii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (iii) The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Company is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Company's organizational documents or any agreement or instrument to which the Company is a party or by which it is bound, or any law, rule, regulation, judgment, writ, injunction, order or decree applicable to the Company, or result in the creation or imposition of any lien on any of the Company's assets or property, in each case which would materially and adversely affect the ability of the Company to carry out the transactions contemplated by this Agreement;

     (iv) There is no action, suit, proceeding or investigation pending or to the knowledge of the Company, threatened against the Company in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

     (v) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance hereunder;


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

     (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Company; and

     (vii) Under GAAP and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Company as a sale of the Mortgage Loans to the Company.

     5. Company's Conditions to Closing.

     The obligations of the Company under this Agreement shall be subject to the satisfaction, on the Closing Date, or such other date specified herein, of the following conditions:

     (a) The obligations of the Mortgage Loan Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct in all material respects, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a material default under this Agreement.

     (b) The Company or its designee shall have received all of the following closing documents, in such forms as are agreed upon and acceptable to the Company and in form and substance satisfactory to the Company, the Underwriters and their respective counsel, duly executed by all signatories other than the Company as required pursuant to the respective terms thereof:

     (i) with respect to each Mortgage Loan, the related Mortgage File, which Mortgage Files shall be delivered to and held by the Trustee on behalf of the Company;

     (ii) the final Mortgage Loan Schedule;

     (iii) an officer's certificate from the Mortgage Loan Seller dated as of the Closing Date, in the form attached hereto as Exhibit B;

     (iv) an opinion of Mortgage Loan Seller's counsel, subject to customary exceptions and carve-outs, in form and substance reasonably acceptable to the Company and its counsel and the Rating Agencies, which states in substance the opinions set forth on Exhibit C hereto, and

     (v) such other documents, certificates and opinions as the Company may reasonably request to effectuate the transactions contemplated by this Agreement.

     (c) The Mortgage Loan Seller hereby agrees to furnish such other information, documents, certificates, letters or opinions with respect to the Mortgage Loans or itself as may be reasonably requested by the Company in order for the Company to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement, the Pooling and Servicing Agreement or this Agreement.

     6. Indemnification and Contribution.

     (a) The Mortgage Loan Seller shall indemnify and hold harmless the Company, the Underwriter, their respective officers and directors, and each person, if any, who controls the Company or the Underwriter within the meaning of either
Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties or the Mortgage Loan Seller contained in (A) the Prospectus Supplement and the Memorandum (insofar as the following are incorporated as part of the Memorandum) under the headings "Summary of the Prospectus Supplement-The Mortgage Pool" or "Summary of the Prospectus Supplement-Mortgage Loan Sellers", "Risk Factors-The Mortgage Loans" and "Description of the Mortgage Pool" and on Annex A to the Prospectus Supplement, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing, or (B) any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, in the case of (i) and (ii), only if and to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission (I) arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors or the related Mortgaged Properties contained in the Master Tape (it being herein acknowledged that the Master Tape was used to prepare the Prospectus Supplement including without limitation Annex A thereto, the Memorandum, the Diskette, the Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) is contained in the information regarding the Mortgage Loans, the related Mortgagor, the related Mortgaged Property or the Mortgage Loan Seller set forth in the Prospectus Supplement and the Memorandum (insofar as the following are incorporated as part of the Memorandum) under the headings "Summary of the Prospectus Supplement-The Mortgage Pool" or "Summary of the Prospectus Supplement-Mortgage Loan Sellers", "Risk Factors-The Mortgage Loans" and "Description of the Mortgage Pool" or on Annex A to the Prospectus Supplement; provided that the foregoing were provided to the Mortgage Loan Seller for its review, or (III) arises out of or is based upon a breach of the representations and warranties of the Mortgage Loan Seller set forth in or made pursuant to Section 2 (such representations and warranties, together with the information described in the preceding clauses I and II, the "Mortgage Loan Seller Information"); provided that the indemnification provided by this Section 6 shall not apply to the extent that such untrue statement or omission was made as a result of an error in (x) the manipulation of, or (y) any calculations based upon, or (z) any aggregation (other than an aggregation made in the Master Tape by the Mortgage Loan Seller) of, the information regarding the Mortgage Loans, the related Mortgagor, the related Mortgaged Property or the Mortgage Loan Seller set forth in the Master Tape and Annex A to the Prospectus Supplement, including without limitation the aggregation of such information with comparable information relating to the mortgage loans conveyed to the Trust Fund by Merrill Lynch Mortgage Capital Inc. and Daiwa Finance Corp. (the "Other Mortgage Loans"). This indemnity agreement will be in addition to any liability which the Mortgage Loan Seller may otherwise have.

     For purposes of this Agreement, "Registration Statement" shall mean the registration statement No. 333-38073 filed by the Company on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated February 25, 1998, as supplemented by the prospectus supplement dated March 24, 1998 (the "Prospectus Supplement"), relating to the Registered Certificates, including all annexes thereto; "Memorandum" shall mean the private placement memorandum dated March 27, 1998, relating to the Non-Registered Certificates; "Registered Certificates" shall mean the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class IO Certificates; "Non-Registered Certificates" shall mean the Certificates other than the Registered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder,

Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder letters, the "No-Action Letters"); "Diskette" shall mean the diskette attached to each of the Prospectus and the Memorandum; and "Master Tape" shall mean the compilation of information and data regarding the Other Mortgage Loans and the Mortgage Loans covered by the Independent Accountants' Report on Applying Agreed-Upon Procedures dated March 24, 1998 and rendered by Deloitte & Touche LLP (a "hard copy" of which Master Tape was initialed on behalf of the Mortgage Loan Seller and the Company).

     (b) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 6, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for legal or other expenses incurred by the indemnified party in connection with the defense thereof unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the


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

indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable), approved by the Company, representing the indemnified parties under subsection (a) of this
Section 6 who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (c) If the indemnification provided for in this Section 6 shall for any reason be unavailable in accordance with its terms to an indemnified party under this Section 6, then the Mortgage Loan Seller and the Company shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, in such proportion as is appropriate to reflect the relative fault of the Mortgage Loan Seller on the one hand and the Company on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Mortgage Loan Seller or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Mortgage Loan Seller and the Company agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d) subject to the limitations therein provided under subsection (c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.

     7. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at World Financial Center, New York, New York 10281, attention: Bruce L. Ackerman fax number: (212)


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449-7684, or, if sent to the Mortgage Loan Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at Financial Square, 32 Old Slip, New York, New York 10005-3538, attention: Samuel Kirschner, fax number: (212) 612-6976, with a copy to the attention of the General Counsel, fax number: (212) 612-7155.

     8. Trust as Beneficiary. The representations, warranties and agreements made by the Mortgage Loan Seller in this Agreement are made for the benefit of, and, to the extent they are assigned by the Company to the Trustee under the Pooling and Servicing Agreement, may be enforced by or on behalf of, the Trustee, the Servicer or the Special Servicer, as provided in the Pooling and Servicing Agreement, to the same extent that the Company has rights against the Mortgage Loan Seller under this Agreement in respect of representations, warranties and agreements made by the Mortgage Loan Seller herein.

     9. Miscellaneous. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided herein.

     10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Mortgage Loan Seller and the Company submitted pursuant hereto, shall remain operative and in full force and effect and shall survive the transfer and sale of the Mortgage Loans to the Company and by the Company to the Trustee notwithstanding any language to the contrary contained in any endorsement of any Mortgage Loan; provided that the representations, warranties and agreements shall terminate upon the termination of the Pooling and Servicing Agreement.

     11. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     12. Further Assurances. The Mortgage Loan Seller and the Company agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     13. Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may not be changed or waived in any manner which would have a material adverse effect on Certificateholders without the prior written consent of the Trustee.

     14. Guaranty.

     (a) Daiwa Finance Corp. ("DFC") (i) irrevocably, absolutely and unconditionally guarantees the prompt payment, as and when due and payable, of the Repurchase Price and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Company, the Trustee, the Servicer or the Special Servicer in enforcing its rights under this Section 14.

     (b) DFC hereby guarantees that the Repurchase Price will be paid strictly in accordance with the terms of this Agreement and the Pooling and Servicing Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company, the Trustee, the Servicer or the Special Servicer with respect thereto. DFC agrees that its guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be made by the Company, the Trustee, the Servicer or the Special Servicer to any security held for payment of the Repurchase Price or for any other reason. The liability of DFC hereunder shall be absolute and unconditional, irrespective of: (i) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Repurchase Price (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of this Agreement or the Pooling and Servicing Agreement; and (ii) any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Repurchase Price.

     (c) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until the termination of the Pooling and Servicing Agreement,
(ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Repurchase Price is rescinded or must otherwise be returned by the Company, the Trustee, the Servicer or the Special Servicer upon the insolvency, bankruptcy or reorganization of the Mortgage Loan Seller or otherwise, all as though such payment had not been made, and (iii) shall be binding upon DFC and its successors and assigns.

     (d) DFC hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any obligation to pay the Repurchase Price, (iii) notice of any action taken by the Company, the Trustee, the Servicer or the

Special Servicer or the Mortgage Loan Seller under this Agreement or the Pooling and Servicing Agreement or under any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the obligation to pay the Repurchase Price or of the obligations of the Mortgage Loan Seller hereunder, the omission of or delay in which, but for the provisions of this Section 14(d), might constitute grounds for relieving the Mortgage Loan Seller of its obligations hereunder, (v) any right to compel or direct the Company, the Trustee, the Servicer or the Special Servicer to seek payment or recovery of any amounts owed under this Section 14 from any one particular fund or source, and
(vi) any requirement that the Company, the Trustee, the Servicer or the Special Servicer protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Person or any collateral. DFC agrees that the Company, the Trustee, the Servicer or the Special Servicer shall have no obligation to marshall any assets in favor of the Mortgage Loan Seller or against or in payment of any or all of the Repurchase Price.

     (e) DFC hereby irrevocably waives and agrees that it will not exercise any and all rights which it has or may have at any time or from time to time (whether arising directly or indirectly by operation of law or contract) to assert any claim against the Mortgage Loan Seller on account of any payments made under this Agreement, including, without limitation, any and all existing and future rights of subrogation, reimbursement, exoneration, contribution and/or indemnity. If any amount shall be paid to DFC on account of such rights at any time when all of such obligations to pay the Repurchase Price shall not have been paid in full, such amount shall be held in trust for the benefit of the Company, the Trustee, the Servicer or the Special Servicer, shall be segregated from the other funds of DFC and shall forthwith be paid over to the Company, the Trustee, the Servicer or the Special Servicer to be applied in whole or in part by the Company, the Trustee, the Servicer or the Special Servicer against the Repurchase Price, in accordance with the terms of this Agreement.

     (f) No failure on the part of the Company, the Trustee, the Servicer or the Special Servicer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Company and the Mortgage Loan Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                  DAIWA REAL ESTATE FINANCE CORP.


                                  By: /s/ HIROKI NOMURA
                                      ------------------------------------------
                                      Name:  Hiroki Nomura
                                      Title: Authorized Signatory



                                  MERRILL LYNCH MORTGAGE INVESTORS, INC.


                                  By: /s/ BRUCE ACKERMAN
                                      ------------------------------------------
                                      Name:  Bruce Ackerman
                                      Title: Authorized Signatory


Confirmed and Accepted,


DAIWA FINANCE CORP.


     By: /s/ HIROKI NOMURA
         ---------------------------
         Name:  Hiroki Nomura
         Title: Authorized Signatory

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE


                                                         Daiwa Real Estate

CONTROL
 NUMBER     PROPERTY NAME                                     ADDRESS                           CITY              STATE    ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
  314       Lido Plaza Shopping Center                        4343 North Rancho Drive           Las Vegas           NV      89130
  324       The Wealshire                                     150 Jamestown Lane                Lincolnshire        IL      60069
  325       Hampton Inn and Suites                            6101 Sand Lake Road               Orlando             FL      32819
  326       Hampton Inn                                       1975 N. Druid Hills Road          Atlanta             GA      30329
  327       Days Inn Hotel                                    121 Days Inn Drive                Easley              SC      29640
  329       Fortunoff                                         70 Charles Lindbergh Boulevard    Uniondale           NY      11553
  339       South Plaza Shopping Center                       5500 Nolansville Road             Nashville           TN      37211
  479       Anna Hart Portfolio - 6 West 87th Street          6 West 87th Street                New York            NY      10024
  480       Anna Hart Portfolio - 45 West 69th Street         45 West 69th Street               New York            NY      10023
  481       Anna Hart Portfolio - 49 West 68th Street         49 West 68th Street               New York            NY      10023
  482       Anna Hart Portfolio - 117 West 69th Street        117 West 69th Street              New York            NY      10023
  483       Anna Hart Portfolio - 130 Beach 133rd Street      130 Beach 133rd Street            Queens              NY      11694
  484       Anna Hart Portfolio - 148 West 76th Street        148 West 76th Street              New York            NY      10023
  485       244 & 248 West 21st Street                        244 & 248 West 21st Street        New York            NY      10011
  488       Anna Hart Portfolio - 330 West 101st Street       330 West 101st Street             New York            NY      10025
  514       Cedarhaus Apartments                              4503-4509 So. Salina Street       Syracuse            NY      13205
  519       Manayunk Apartments                               3901 Manayunk Avenue              Philadelphia        PA      19128
  544       Laurelwood Rehab and Skilled Nursing Center       642 Danbury Road                  Ridgefield          CT      06877


                                                                     REMAINING
CONTROL         CUT-OFF DATE             MONTHLY      GROSS      -----------------    MATURITY/ARD      GROUND     BALLOON/ARD/
 NUMBER            BALANCE               PAYMENT      RATE       TERM        AMORT        DATE           LEASE     FULLY AMORTIZING
------------------------------------------------------------------------------------------------------------------------------------
  314            6,983,194.97           53,010.96     7.780      118          298      01/01/2008         No          Balloon
  324           15,933,738.61          125,084.67     8.150      116          296      11/01/2007         No          Balloon
  325           15,946,750.90          120,327.86     7.700      117          297      12/01/2007         No          Balloon
  326            6,727,535.52           50,763.32     7.700      117          297      12/01/2007         No          Balloon
  327            2,541,513.44           19,177.25     7.700      117          297      12/01/2007         No          Balloon
  329            5,902,464.31           73,655.39     8.270      105          118      12/01/2006         Yes         Balloon
  339           12,478,701.74           87,145.18     7.470      118          358      01/01/2008         No          Balloon
  479              463,174.78            3,608.94     8.625      117          357      12/01/2007         No          Balloon
  480              211,622.97            1,648.91     8.625      117          357      12/01/2007         No          Balloon
  481              224,599.82            1,750.03     8.625      117          357      12/01/2007         No          Balloon
  482              328,414.86            2,558.93     8.625      117          357      12/01/2007         No          Balloon
  483              179,679.88            1,400.02     8.625      117          357      12/01/2007         No          Balloon
  484              339,395.29            2,644.49     8.625      117          357      12/01/2007         No          Balloon
  485              728,701.66            5,677.87     8.625      117          357      12/01/2007         No          Balloon
  488              386,311.70            3,010.05     8.625      117          357      12/01/2007         No          Balloon
  514              369,180.21            2,948.24     8.375      118          298      01/01/2008         No          Balloon
  519            2,745,629.75           19,877.19     7.250      119          299      02/01/2008         No          Balloon
  544           13,000,000.00           96,916.04     7.600      180          300      03/01/2013         No          Balloon




CONTROL           SERVICING               MORTGAGE                                                       INTEREST            CROSS
 NUMBER            FEES (1)              LOAN SELLER               SUBSERVICER         DEFEASANCE        ACCRUAL           DEFAULTED
------------------------------------------------------------------------------------------------------------------------------------
  314              0.160     Daiwa Real Estate Finance Corp.    Collateral Mortgage      Yes           Actual/360
  324              0.095     Daiwa Real Estate Finance Corp.    First Union              Yes           Actual/360
  325              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  326              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  327              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  329              0.095     Daiwa Real Estate Finance Corp.    First Union              Yes           Actual/360
  339              0.095     Daiwa Real Estate Finance Corp.    First Union              Yes           Actual/360
  479              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  480              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  481              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  482              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  483              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  484              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  485              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  488              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  514              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  519              0.095     Daiwa Real Estate Finance Corp.    First Union                            Actual/360
  544              0.095     Daiwa Real Estate Finance Corp.    First Union              Yes           Actual/360


(1) Primary and master servicing fee.

                                    EXHIBIT B

                      FORM OF CERTIFICATE OF AN OFFICER OF
                         DAIWA REAL ESTATE FINANCE CORP.

     I, ______________________, hereby certify that I am an authorized signatory of Daiwa Real Estate Finance Corp., a Delaware corporation (the "Seller"), and that, based upon information provided to me by appropriate officers, certify further as follows, to the best of my knowledge:

     The representations and warranties of the Seller in the Mortgage Loan Purchase Agreement, dated as of March 1, 1998 (the "MLPA") are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date.

     The Seller has, in all material aspects, complied with all the agreements and satisfied all the conditions on its part that are required under the MLPA to be performed or satisfied at or prior to the date hereof.

     IN WITNESS WHEREOF, I have executed this Certificate as of __________,
1998.

                                     DAIWA REAL ESTATE FINANCE CORP.

                                     By: __________________________________
                                         Name:
                                         Title:

     I, ______________________, a ________________ of the Seller, hereby certify that ______________________ is an authorized signatory of the Seller and that the signature appearing above is his genuine signature.

     IN WITNESS WHEREOF, I have executed this Certificate as of __________,
1998.

                                     By: __________________________________
                                         Name:
                                         Title:

                                    EXHIBIT C

                              FORM OF LEGAL OPINION

     1. The Mortgage Loan Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently conducted by it, to own the Mortgage Loans, and enter into and perform its obligations under the Mortgage Loan Purchase Agreement.

     2. The Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by the Mortgage Loan Seller and constitutes the legal, valid and binding obligations of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms of the Mortgage Loan Purchase Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent rights to indemnity and contribution may be limited by applicable law.

     3. The execution and delivery of the Mortgage Loan Purchase Agreement by the Mortgage Loan Seller and the performance of its obligations under the Mortgage Loan Purchase Agreement will not conflict with any provision of any federal or State of New York law or regulation to which the Mortgage Loan Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Mortgage Loan Seller's organizational documents, or, to our knowledge, any agreement or instrument to which the Mortgage Loan Seller is a party or by which it is bound, or any order of a federal or State of New York court, regulatory body, administrative agency or government body having jurisdiction over the Mortgage Loan Seller.

     4. There is no action, suit, proceeding or investigation pending or threatened, against the Mortgage Loan Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

     5. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Mortgage Loan Seller of or compliance by the Mortgage Loan Seller with the Mortgage Loan Purchase Agreement or the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, other than those which have been obtained by the Mortgage Loan Seller.

                 Merrill Lynch Mortgage Investors, Inc. 1998-C2

                                   SCHEDULE I

     (i) Immediately prior to the sale, transfer and assignment of the Mortgage Loans to the Company, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan;

     (ii) The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan, and none of the Mortgage Note, the Mortgage or any other related loan document prohibits such transfer;

     (iii) Each related Mortgage Note, Mortgage, Assignment of Leases (if any) and other agreement executed in connection with such Mortgage Loan is, a valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and any lost note affidavit included in the Mortgage File in lieu of a Mortgage Note does not impair the ability of the holder thereof to enforce the terms of such Mortgage Note;

     (iv) Each related Assignment of Leases, or, if none, the assignment of leases and rents contained in the related Mortgage creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, the right to receive all payments due under the related leases, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity;

     (v) Each related assignment of Mortgage from the Mortgage Loan Seller to the Trustee and any related assignment of Assignment of Leases, if any, and assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Trustee, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi) Since origination, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded, except, in each of the foregoing instances, by written instruments that are a part of the related Mortgage File, and, if required, recorded in the applicable public recording office if necessary to maintain the priority of the lien of the related Mortgage and security agreements and delivered to the Company, and no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in each case, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to those Mortgage Loans listed on Exhibit I-VI attached hereto which permit defeasance and substitution of real property collateral, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage in any manner which materially and adversely affects the security provided by the Mortgaged Property;

     (vii) Each related Mortgage is a valid first lien on the related Mortgaged Property (subject to the matters described in clause (viii) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described in clause (viii) below);

     (viii) The lien of each related Mortgage as a first priority lien in the outstanding principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule) after all advances of principal is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, and (c) the exclusions and exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property; the original holder of the Mortgage, and/or its successor or assigns, are the sole named insureds under such policy; such policy is assignable to the Company and the Trustee without the consent of or any notification to the insurer, and is now in full force and effect and will remain so upon the consummation of the transactions contemplated by this Agreement; no claims have been made under such policy, the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy;

     (ix) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related Mortgagor;

     (x) The Mortgage Loan Seller has received no notice of any proceeding pending, nor to the Mortgage Loan Seller's knowledge, threatened, for the total or partial condemnation of all or any material portion of such Mortgaged Property, and, to the Mortgage Loan Seller's knowledge, each related Mortgaged Property is free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan.

     (xi) Except as indicated on Exhibit I-XI(A) attached hereto, the related Mortgagor has represented to the Mortgagee that, as of the date of origination of such Mortgage Loan, and, to the Mortgage Loan Seller's knowledge, either (a) such Mortgagor and the lessee and/or operator of the related Mortgaged Property was in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business and all such licenses, permits and authorizations were valid and in full force and effect, or (b) such Mortgagor uses, operates, occupies and maintains the Mortgaged Property in accordance with all applicable laws and regulations;

     (xii) The Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or (except with respect to those Mortgage Loans listed on Exhibit I-XII attached hereto (the "ARD Loans")) provide for hyper-amortization, a negative amortization feature;

     (xiii) The Mortgage Loan is a whole loan and no other party holds a participation interest in such Mortgage Loan;

     (xiv) The Mortgage Rate (exclusive of any default interest, late charges, prepayment premiums or defeasance deposits) of each Mortgage Loan complied as of the date of origination with, or such Mortgage Loan is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to each

Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (xv) All taxes and governmental assessments which would be a lien on the Property and that prior to the Cut-Off Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xvi) Except as indicated on Exhibit I-XVI attached hereto, all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and all amounts required to be deposited by the Borrower under the Loan Documents as of the date hereof have been deposited and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Company and identified as such with appropriate detail;

     (xvii) Except as indicated on Exhibit I-XVII, as of the date of its origination, each related Mortgaged Property is insured by a fire and extended perils insurance policy in an amount not less than the lesser of (A) the outstanding principal balance of the Mortgage Loan and (B) the replacement cost of the related Mortgaged Property, and in all events the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; with respect to each related Mortgaged Property, the Mortgagor is required to maintain, for Mortgage Loans greater than $1,000,000, business interruption insurance (or loss of rents insurance) and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured and to the Mortgagee of termination or cancellation, and except for as indicated on Exhibit I-XVII, no such notice has been received; each related Mortgage or loan agreement obligates the related Mortgagor to maintain a fire and extended perils insurance and, at such Mortgagor's failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor;

     (xviii) Each Mortgage provides that any insurance proceeds in respect of a casualty, other than business interruption/rental income insurance, and any condemnation awards or insurance proceeds, will be applied either to the repair or restoration of the Mortgaged Property or to the repayment of the outstanding principal balance of the Mortgage Loan;

     (xix) (A) To the Mortgage Loan Seller's knowledge, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and (B) the Mortgage Loan Seller has not waived in writing any material default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the related Mortgage or the related Mortgage Note, no person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note;

     (xx) No Monthly Payment on such Mortgage Loan has been more than 30 days delinquent from the later of one year prior to the Cut-off Date, the date of origination of such Mortgage Loan or, if applicable, the date of acquisition by the Mortgage Loan Seller of such Mortgage Loan, through the Cut-off Date;

     (xxi) Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy or other law affecting the right of creditors generally and the application of principles of equity, and there is no exemption available to the Mortgagor which would interfere with such right to foreclose;

     (xxii) Except as indicated on Exhibit I-XXII attached hereto, one or more environmental site assessments were performed by an environmental consulting firm independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to related Mortgaged Property during the 18 month period preceding the closing of the Mortgage Loan and the Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessments referred to herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s);

     xxiii) Each related Mortgage, Mortgage Note or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, as applicable, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold or is encumbered in connection with subordinate financing (other than any existing subordinate debt);

     (xxiv) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). For this purpose, Section 860G(a)(3) of the Code shall be applied without regard to the rule contained in Treasury Regulations Section 1.860G-2(f)(2) which treats a defective mortgage loan as a "qualified mortgage" under certain circumstances. Accordingly, the Mortgage Loan Seller represents and warrants that each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred;

     (xxv) As of the Cut-off Date the Mortgage Loan Schedule is true and correct in all material respects;

     (xxvi) Prepayment Premiums and Yield Maintenance Charges payable with respect to the Mortgage Loan, if any, constitute "customary prepayment penalties" within the meaning of Treasury Regulations Section 1.860G-1(b)(2);

     (xxvii) The Mortgage File contains an appraisal of the related Mortgaged Property, which appraisal is signed by a qualified appraiser who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

     (xxviii) None of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses and/or except for immaterial encroachments off of the Mortgaged Property or where the same is covered by a title insurance endorsement or affirmative title insurance coverage), and no improvements on adjoining properties materially encroach upon such Mortgaged Property, or the requisite title insurance has been obtained with respect to the foregoing;

     (xxix) The related Mortgagor has covenanted in the Mortgage Loan documents to maintain the related Mortgaged Property in compliance with all applicable laws, zoning (including legal non-conforming uses), ordinances rules, covenants and restrictions affecting the construction, occupancy, use and operation of such Mortgaged Property, and the related originator performed the type of due diligence in connection with the origination of such Mortgage Loan customarily performed by prudent institutional commercial and multifamily mortgage lenders with respect to the foregoing matters; the Mortgage Loan Seller has received no notice of any material violation of any applicable laws, zoning ordinances, rules, covenants or restrictions affecting the construction, occupancy, use or operation of such Mortgaged Property;

     (xxx) Except as indicated on Exhibit I-XXX(A), With respect to the Mortgage Loans which as of the Cut-off Date have a principal balance of at least $15 million, the related Mortgagor is an entity which has represented and covenanted in connection with the origination of the Mortgage Loan, or whose organizational documents provide, that so long as the Mortgage Loan is outstanding it will be a single-purpose entity. For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property (which may include multiple Mortgaged Properties owned by the same Borrower and securing only Mortgage Loans conveyed hereunder as listed on Exhibit I-XXX(B)) and its (or their) financing, does not have any material assets other than those related to its interest in such Mortgaged Property (or Mortgaged Properties) or its (or their) financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage Loan File, and such Mortgagor has covenanted under the Mortgage that it will maintain its own books and records separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person;

     (xxxi) The Mortgage Loan complied, in all material respects, with all of the terms, conditions and requirements of the Mortgage Loan Seller's applicable underwriting standards in effect at the time of the origination or acquisition of such Mortgage Loan;

     (xxxii) The Mortgage Loan Seller has no knowledge nor has it received any notice that any Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

     (xxxiii) To the best of Mortgage Loan Seller's knowledge, as of the Closing Date, there is no right of rescission, offset, abatement, diminution, defense or counterclaim to the Mortgage Loan (including the defense of usury), nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any rights thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part (excluding provisions relating to default interest, yield maintenance charges, prepayment premiums or defeasance deposits), or subject to any right of rescission, offset, abatement, diminution, valid defense or counterclaim (including the defense of usury or the violation of any applicable disclosure or consumer credit laws), except in any such case as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto;

     (xxxiv) In the case of any Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are, or will become, payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor or in connection with the release of the Mortgaged Property or related security for the Mortgage Loan following the payment of the Mortgage Loan in full;

     (xxxv) The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area designated by the Federal Emergency Management Agency as Zone A or Zone V or the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements;

     (xxxvi) If the Mortgaged Property is subject to any leases, the Mortgagor is the owner and holder of the landlord's interest under any leases and the related Mortgage or Assignment of Leases provides for the appointment of a receiver for rents (in accordance with applicable law) or allows the Mortgagee (in accordance with applicable law) to enter into possession to collect rent or provides for rents to be paid directly to Mortgagee;

     (xxxvii) The Mortgage Note is not secured by any collateral that is not being transferred hereunder;

     (xxxviii) Each Mortgage Loan, if any, that is cross-collateralized is cross-collateralized only with one or more other Mortgage Loans being transferred hereunder;

     (xxxix) The origination (or acquisition, as the case may be), servicing and collection practices used with respect to the Mortgage Loan by the Mortgage Loan Seller and, to the Mortgage Loan Seller's knowledge, by any prior holder of the Mortgage Loan, have been in all respects legal, proper and prudent in all material respects and have met customary industry standards;

     (xl) No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Mortgage Loan Seller to the Mortgagor and, except as indicated on Exhibit I-XL attached hereto, to the Mortgage Loan Seller's knowledge, no funds have been received from any person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage;

     (xli) UCC Financing Statements have been filed and/or recorded in all places necessary to perfect a valid security interest in all material furniture, fixtures and equipment owned by a Mortgagor and located on each Mortgaged Property and for which perfection is accomplished by the filing of a UCC financing statement, and the mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loans establish and create a valid and enforceable first lien and first priority security interest on such material furniture, fixtures and equipment except as enforceability may be limited by bankruptcy or other laws affecting creditor's rights generally or by the application of the rules of equity;

     (xlii) Except as indicated on Exhibit I-XLII attached hereto as being subject to subordinate debt secured by a subordinate mortgage encumbering the related Mortgaged Property (the "Subordinate Debt Mortgage Loans"), as of the date of the Prospectus, to the Mortgage Loan Seller's knowledge, the Mortgagor has no indebtedness for borrowed money secured by a mortgage encumbering the Mortgaged Property other than the Mortgage Loan. Except as indicated in Exhibit I-XLII, with respect to the Subordinate Debt Mortgage Loans, the creditor (the "Subordinate Lender") under such secured indebtedness for borrowed money ("Other Debt") of the Mortgagor has entered into a subordination agreement with the Mortgage Loan Seller (or the Mortgage Loan originator) pursuant to which (A) the Subordinate Lender has agreed to fully subordinate the Other Debt to the Mortgage Loan (collectively, the "Senior Debt"), (B) the Subordinate Lender has agreed not to declare a default or exercise any remedies with respect to the Other Debt until the Senior Debt has been paid in full, and (C) such subordination agreement is assignable to the Company and its successors and assigns and is being assigned hereunder and is part of the Mortgage File;

     (xliii) Based on information obtained from the related Mortgagor at the time of origination, a list of borrowers or groups of affiliated borrowers with multiple Mortgage Loans is attached hereto as Exhibit I-XLIII and, as of the Cut-off Date, the aggregate principal amount of any Mortgage Loan or group of Mortgage Loans made to one borrower or group of affiliated borrowers does not exceed the amount set forth in Exhibit I-XLIII attached hereto;

     (xliv) The Mortgage Loan has an interest rate of at least 6.91% per annum;

     (xlv) The Mortgage Loan is non-recourse to the related Mortgagor (or its principals) except for certain circumstances including fraud, misappropriation, material misrepresentation and other matters expressly set forth in the related Mortgage Loan documents;

     (xlvi) The Mortgage Loan Seller (or Mortgage Loan originator) has inspected or caused to be inspected each related Mortgage Property within twelve months of origination;

     (xlvii) Except as set forth in Schedule II, the Mortgage Loan is not secured in whole or in part by a ground lease; and

     (xlviii) To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or Mortgaged Property that, if determined adversely to such Mortgagor, would materially and adversely affect the ability of the Mortgagor to pay principal, interest or any other amount due under such Mortgage Loan.

                                   SCHEDULE II

     For each Mortgage Loan identified on the Mortgage Loan Schedule as a ground lease, the Mortgage Loan Seller hereby represents and warrants:

     (A)(i) the Mortgage Loan is also secured by the related fee interest or
(ii) the ground lease represents a non-essential portion of the Mortgaged Property, and the ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgagor, or the Mortgagee if the Mortgagee acquires the related Mortgaged Property upon foreclosure, assignment-in-lieu of foreclosure or otherwise) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan, or

     (B) if the Mortgage Loan is secured by a Mortgage constituting a valid first lien on an unencumbered interest of the Borrower as lessee under a ground lease underlying the related Mortgaged Property, then the Mortgage Loan Seller represents and warrants the following:

     (i) The ground lease (which shall mean such ground lease, all amendments and modifications thereof and any related estoppels or agreements from ground lessor) or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

     (ii) The lessor under such ground lease has agreed in a writing included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, except if an event of default occurs under the Ground Lease and notice is provided to the Mortgagee and such default is curable by the Mortgagee, but remains uncured beyond the applicable cure period;

     (iii) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

     (iv) The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the

Mortgage (including without limitation, the rights of any fee-mortgage, if any) other than the related ground lessor's related fee interest and any exceptions set forth in the related title insurance policy or opinion of title;

     (v) The ground lease is assignable to the Mortgagee and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date);

     (vi) As of the date of origination of the Mortgage Loan, and to the Mortgage Loan Seller's knowledge as of the Cut-off Date, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

     (vii) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee. The ground lease or ancillary agreement further provides that either no notice given is effective or no termination of the lease in connection therewith will be effective against the Mortgagee unless written notice of such default or a copy thereof has been given to the Mortgagee in a manner described in the ground lease or ancillary agreement;

     (viii) The Mortgagee is permitted a reasonable opportunity, which may be concurrent and coterminous with the Mortgagor's rights thereunder (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the Mortgagee is proceeding) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease;

     (ix) The ground lease does not impose any restrictions on subletting by the Mortgagee that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

     (x) The ground lease provides that any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or, in the case of condemnation, assigned to the mortgagee, or in the case of casualty to Tenants, to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan);

     (xi) Until the principal balance and accrued interest are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the Mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent;

     (xii) Upon request, the ground lessor is required to enter into a new lease upon termination of the Ground Lease for any reason, on substantially similar terms and conditions as the old lease, including upon the rejection of the lease in bankruptcy; and

     (xiii) Except as set forth on Exhibit II-XIII attached hereto, the ground lease does not provide for an increase in rental payments.

                                  SCHEDULE III

     With respect to any Mortgage Loan that is secured in whole or in part by a Mortgaged Property which is operated as a residential health care facility (a "Facility"), if any:

     (i) Except as indicated on Exhibit III-I, attached hereto, all governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the use and operation of each Facility as intended are held by the related Mortgagor or the operator of the Facility, and are in full force and effect, including, without limitation, a valid Certificate of Need ("CON") or similar certificate, license, or approval issued by the applicable department of health for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses");

     (ii) The Licenses (a) may not be, and have not been, transferred to any location other than the Facility; (b) have not been pledged as collateral security for any other loan or indebtedness; and (c) are held free from restrictions or known conflicts which would materially impair the use or operation of the Facility as intended, and are not provisional, probationary or restricted in any way.

     (iii) As of the Cut-off Date and to Mortgage Loan Seller's knowledge, without inquiry, as of the Cut-off Date, the Facility has not received a "Level A" (or equivalent) violation which has not been cured to the satisfaction of the applicable governmental agency, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facility, its operator or the Mortgagor or against any officer, director or stockholder of such operator or the Mortgagor by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened the Facility's, the operator's or the Mortgagor's certification for participation in Medicare or Medicaid or the other third-party payors' programs.

                                EXHIBIT I-XI (A)

                                      None.

                                  EXHIBIT I-XII

                                      None.

                                  EXHIBIT I-XVI

                                      None.

                                 EXHIBIT I-XVII

                                      None.

                                 EXHIBIT I-XXII

                                      None.

                                 EXHIBIT I-XXXX

                                      None.

                                  EXHIBIT I-XL

                                      None.

                                 EXHIBIT I-XLII

                                     None.

                                EXHIBIT III - (i)

Control Number 544 Laurelwood. The State of Connecticut has licensed 120 beds which is the current amount of beds available. Borrower has agreed to increase the license to 126 beds or deposit cash collateral with the Lender.


                                                             DREFC AFFL
EXHIBIT I-XLIII
BORROWERS OR GROUPS OF AFFILIATED BORROWERS WITH MULTIPLE MORTGAGE LOANS

CONTROL    LOAN                 MORTGAGE                                                              CUT-OFF
 NUMBER   NUMBER              LOAN SELLER                           PROPERTY NAME                   LOAN AMOUNT
----------------------------------------------------------------------------------------------------------------
  325     1027      Daiwa Real Estate Finance Corp.    Hampton Inn and Suites                        15,946,751
  326     1028      Daiwa Real Estate Finance Corp.    Hampton Inn                                    6,727,536
  327     1029      Daiwa Real Estate Finance Corp.    Days Inn Hotel                                 2,541,513
                                                                                                     ----------
Total                                                                                                25,215,800

  479     217691    Daiwa Real Estate Finance Corp.    Anna Hart Portfolio - 6 West 87th Street         463,175
  480     217692    Daiwa Real Estate Finance Corp.    Anna Hart Portfolio - 45 West 69th Street        211,623
  481     217693    Daiwa Real Estate Finance Corp.    Anna Hart Portfolio - 49 West 68th Street        224,600
  482     217694    Daiwa Real Estate Finance Corp.    Anna Hart Portfolio - 117 West 69th Street       328,415
  483     217695    Daiwa Real Estate Finance Corp.    Anna Hart Portfolio - 130 Beach 133rd Street     179,680
  484     217696    Daiwa Real Estate Finance Corp.    Anna Hart Portfolio - 148 West 76th Street       339,395
  485     217697    Daiwa Real Estate Finance Corp.    244-248 West 21 Street                           728,702
  488     217698    Daiwa Real Estate Finance Corp.    Anna Hart Portfolio - 330 West 101st Street      386,312
                                                                                                     ----------
Total                                                                                                 2,861,901



CONTROL
 NUMBER           LIST CNTRL# OF AFFILIATED LOANS      AFFILIATES
------------------------------------------------------------------
  325                            Cntrl #'s 326, 327 Laxmi
  326                            Cntrl #'s 325, 327 Laxmi
  327                            Cntrl #'s 326, 327 Laxmi

Total

  479        Cntrl #'s 480, 481, 482, 483, 484, 485, 488 Anna Hart
  480        Cntrl #'s 479, 481, 482, 483, 484, 485, 488 Anna Hart
  481        Cntrl #'s 479, 480, 482, 483, 484, 485, 488 Anna Hart
  482        Cntrl #'s 479, 480, 481, 483, 484, 485, 488 Anna Hart
  483        Cntrl #'s 479, 480, 481, 482, 484, 485, 488 Anna Hart
  484        Cntrl #'s 479, 480, 481, 482, 483, 485, 488 Anna Hart
  485        Cntrl #'s 479, 480, 481, 482, 483, 484, 488 Anna Hart
  488        Cntrl #'s 479, 480, 481, 482, 483, 484, 485 Anna Hart

Total


                                                 DREFC Def Loans

EXHIBIT I-VI
DEFEASANCE LOANS

CONTROL    LOAN                 MORTGAGE                                                              CUT-OFF
 NUMBER   NUMBER              LOAN SELLER                           PROPERTY NAME                   LOAN AMOUNT
---------------------------------------------------------------------------------------------------------------
  314     1016      Daiwa Real Estate Finance Corp.    Lido Plaza Shopping Center                     6,983,195
  324     1026      Daiwa Real Estate Finance Corp.    The Wealshire                                 15,933,739
  329     1031      Daiwa Real Estate Finance Corp.    Fortunoff                                      5,902,464
  339     1040      Daiwa Real Estate Finance Corp.    South Plaza Shopping Center                   12,478,702
  544     9927      Daiwa Real Estate Finance Corp.    Laurelwood Rehab and Skilled Nursing Center   13,000,000


                                                    fortunoff

EXHIBIT II-XIII
SCHEDULE OF GROUND LEASE PAYMENT INCREASES

                                                                         MONTHLY
CONTROL #      PROPERTY NAME        MORTGAGE LOAN SELLER               GROUND RENT      BEGINNING         ENDING
---------------------------------------------------------------------------------------------------------------------
   329           Fortunoff       Daiwa Real Estate Finance Corp.         6,464.79        7/28/97         7/27/02
                                                                         7,388.33        7/28/02         7/27/07
                                                                         8,311.88        7/28/07      thru lease term

                                                     Page 1